EXHIBIT 23.1

Telford Sadovnick, P.L.L.C.
Bellingham, Washington




                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in the Registration Statement of Southridge Enterprises, Inc., on Form S-8 to be filed on or about September 6, 2007, with the Securities and Exchange Commission our reports for the year ended August 31, 2005 and 2006, on the financial statements of Southridge Enterprises, Inc., which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty appearing in the Form 10KSB for the periods then ended. We also consent to the reference to our firm under the caption "Experts."

/s/ Telford Sadovnick, P.L.L.C.
    ---------------------------
    Telford Sadovnick, P.L.L.C.
    Bellingham, Washington
    September 4, 2007